UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2015

INDEPENDENCE HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32244	58-1407235
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 Cummings Point Road, Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (203) 358-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information set forth under this Item 2.02 (Results of Operations and Financial Condition) is intended to be furnished. Such information, including the Exhibit attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities and Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

On November 9, 2015, Independence Holding Company issued a news release announcing its 2015 Third-Quarter and Nine-Month results, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits:

Exhibit 99.1

News Release of Independence Holding Company dated November 9, 2015: Independence Holding Company Announces 2015 Third-Quarter and Nine-Month Results.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

(Registrant)

By: Teresa A. Herbert /s/ Teresa A. Herbert Teresa A. Herbert Senior Vice President and Chief Financial Officer	Date:	November 9, 2015

INDEPENDENCE HOLDING COMPANY	CONTACT: LOAN NISSER
96 CUMMINGS POINT ROAD	(646) 509-2107
STAMFORD, CONNECTICUT 06902	www.IHCGroup.com
NYSE: IHC

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES 2015

THIRD-QUARTER AND NINE-MONTH RESULTS

Stamford, Connecticut, November 9, 2015. Independence Holding Company (NYSE: IHC) today reported 2015 third-quarter and nine-month results.

Financial Results

 Net income attributable to IHC increased to $.85 per share, diluted, or $14,760,000, for the three months ended September 30, 2015 compared to $.27 per share, diluted, or $4,710,000, for the three months ended September 30, 2014. Net income attributable to IHC increased to $1.43 per share, diluted, or $25,011,000, for the nine months ended September 30, 2015 compared to $.69 per share, diluted, or $12,259,000, for the nine months ended September 30, 2014.

During the third quarter, IHC completed two significant transactions that resulted in gains, reduced overhead and further reinforced our future as a specialty health company.  On July 31, 2015, we closed on the reinsurance of substantially all of our run-off blocks of individual life and annuities and the sale of the infrastructure related to those blocks.  In addition to deleveraging IHC’s balance sheet, the Company recorded a gain of $3,285,000, net of applicable income tax, in the quarter ended September 30, 2015 from the transaction.  In addition, effective September 1, 2015, IHC entered into a joint venture with Ebix, Inc. to form Ebix Health Exchange Holdings, LLC, which acquired our subsidiary Ebix Health Administration Exchange (fka IHC Health Solutions, Inc.), a full service administrative services company that operates in the individual and employer markets. The transaction resulted in a gain of $6,884,000. Also included in net income, net of tax, are net realized investment losses and impairment losses of $844,000 and realized gains net of impairment losses of $1,826,000 for the three months and nine months ended September 30, 2015, respectively.

Revenues increased $10,666,000 to $140,418,000 for the three months ended September 30, 2015 compared to revenues for the three months ended September 30, 2014. Revenues increased $945,000 to $407,788,000 for the nine months ended September 30, 2015 compared to revenues for the nine months ended September 30, 2014. Revenues increased primarily due to an increase in medical stop-loss and specialty health premiums and due to the two transactions noted above which more than offset the decrease in premiums from having exited major medical and the decrease in realized gains.  Exiting this line of business, which was triggered by the requirements of the Affordable Care Act (“ACA”), resulted in a reduction in revenue of $10,827,000 for the third quarter and $42,526,000 for the first nine months of 2015.

Chief Executive Officer’s Comments

Roy T. K. Thung, Chief Executive Officer, commented, “The transactions referred to above allow us to focus on our future as a specialty health insurer, distributor and administrator with controlled and varied distribution, profitable blocks of business in multiple product lines in which we are market leaders, and a technology-enhanced third party administrative exchange.  We continue to see strong growth in our direct written stop loss business, increasing 32% in the twelve months ended October 31, 2015, which has been driven by increased persistency and strong sales.   The Company currently has $295 million gross premiums in-force and we expect it to reach $305 million by the end of 2015. Our disciplined underwriting approach has resulted in consistent underwriting margins, thus producing a growing contribution to net income. Our earnings were also positively impacted by our specialty health business, which grew significantly and produced very positive profit margins in 2015.  Our earnings reflect an increase as a result of completing the reinsurance of substantially all of our run-off blocks of individual life and annuities.

Despite the negative impact on revenues resulting from exiting major medical, we are seeing strong sales of short-term medical and other ancillary products and we are optimistic that sales of our specialty products will continue to increase at favorable underwriting margins.  We believe that the prospects are bright for Ebix Health Administration Exchange, which provides state-of-the-art and highly efficient administrative services to health insurance exchanges and, through an affiliate, will provide pet insurance solutions through an open exchange model.  We project significant growth in fee income for this company during the next Open Enrollment and in the future due to the trend toward risk-bearing provider systems seeking technology driven solutions for their administrative needs.

Our overall investment portfolio continues to be very highly rated (on average, AA) and has a duration of approximately six years.

Our book value increased to $18.12 per share at September 30, 2015 from $16.76 per share at December 31, 2014, and our total stockholders’ equity increased to $313 million at September 30, 2015 compared to $291 million at December 31, 2014.  Both of these are all-time highs.”

About Independence Holding Company

Independence Holding Company (NYSE:IHC) is a holding company principally engaged in the life and health insurance business through its insurance company subsidiaries (Standard Security Life Insurance Company of New York, Madison National Life Insurance Company, Inc. and Independence American Insurance Company) and its marketing and administrative affiliates. Standard Security Life furnishes medical stop-loss, group limited medical, short-term medical, group long-term and short-term disability, group life, statutory disability benefit policies (DBL) in New York, group and individual dental, vision and various supplemental products. Madison National Life sells group life and disability; group limited medical, group and individual dental, and various supplemental products. Independence American offers pet insurance, non-subscriber occupational accident, short-term medical, medical stop-loss, group and individual dental and various supplemental products. IHC owns certain subsidiaries through its majority ownership of American Independence Corp. (NASDAQ: AMIC), which is a holding company principally engaged in the insurance and reinsurance business.

Forward-looking Statements

Certain statements and information contained in this release may be considered “forward-looking statements,” such as statements relating to management's views with respect to future events and financial performance.  Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which IHC operates, new federal or state governmental regulation, IHC’s ability to effectively operate, integrate and leverage any past or future strategic acquisition, and other factors which can be found in IHC’s other news releases and filings with the Securities and Exchange Commission.  IHC expressly disclaims any duty to update its forward-looking statements unless required by applicable law.

INDEPENDENCE HOLDING COMPANY

THIRD QUARTER REPORT

September 30, 2015

(In Thousands, Except Per Share Data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

REVENUES:
Premiums earned	$119,038	$117,705	$361,595	$362,110
Net investment income	3,938	5,439	13,884	16,674
Fee income	2,826	4,813	11,029	18,013
Other income	5,792	951	8,356	3,132
Gain on sale of subsidiary to joint venture	10,161	-	10,161	-
Net realized investment gains	(1,109)	844	2,991	6,914
Impairment losses	(228)	-	(228)	-

	140,418	129,752	407,788	406,843

EXPENSES:
Insurance benefits, claims and reserves	74,218	74,916	233,218	243,488
Selling, general and administrative expenses	41,984	44,916	129,835	137,998
Amortization of deferred acquisitions costs	558	1,416	3,446	3,887
Interest expense on debt	444	539	1,354	1,357

	117,204	121,787	367,853	386,730

Income before income taxes	23,214	7,965	39,935	20,113
Income taxes	8,326	3,141	14,560	7,404

Net income	14,888	4,824	25,375	12,709
Less: income from noncontrolling interests
in subsidiaries	(128)	(114)	(364)	(450)

NET INCOME ATTRIBUTABLE TO IHC	$14,760	$4,710	$25,011	$12,259

Basic income per common share	$.85	$.27	$1.44	$.70

WEIGHTED AVERAGE SHARES OUTSTANDING	17,292	17,410	17,331	17,505

Diluted income per common share	$.85	$.27	$1.43	$.69

WEIGHTED AVERAGE DILUTED SHARES
OUTSTANDING	17,457	17,578	17,496	17,665

As of November 1, 2015, there were 17,263,258 common shares outstanding, net of treasury shares.

INDEPENDENCE HOLDING COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In Thousands, Except Share Data)

	September 30,	December 31,
	2015	2014

ASSETS:
Investments:
Short-term investments	$50	$50
Securities purchased under agreements to resell	11,082	16,790
Trading securities	8,993	11,095
Fixed maturities, available-for-sale	435,929	583,880
Equity securities, available-for-sale	8,748	13,895
Other investments	24,037	25,251
Total investments	488,839	650,961

Cash and cash equivalents	18,730	25,083
Deferred acquisition costs	524	30,806
Due and unpaid premiums	68,988	62,628
Due from reinsurers	481,813	278,242
Premium and claim funds	24,420	32,553
Goodwill	53,371	50,318
Other assets	54,637	57,126

TOTAL ASSETS	$1,191,322	$1,187,717

LIABILITIES AND STOCKHOLDERS’ EQUITY:
LIABILITIES:
Policy benefits and claims	$252,927	$236,803
Future policy benefits	270,047	277,041
Funds on deposit	172,087	186,782
Unearned premiums	13,448	9,455
Other policyholders' funds	12,035	18,802
Due to reinsurers	36,904	47,945
Accounts payable, accruals and other liabilities	68,659	67,641
Debt	5,189	4,000
Junior subordinated debt securities	38,146	38,146

TOTAL LIABILITIES	869,442	886,615

STOCKHOLDERS’ EQUITY:
IHC STOCKHOLDERS' EQUITY:
Preferred stock (none issued)	-	-
Common stock	18,556	18,531
Paid-in capital	127,580	127,098
Accumulated other comprehensive income	(1,346)	22
Treasury stock, at cost	(13,890)	(12,141)
Retained earnings	181,817	157,667

TOTAL IHC STOCKHOLDERS’ EQUITY	312,717	291,177
NONCONTROLLING INTERESTS IN SUBSIDIARIES	9,163	9,925

TOTAL EQUITY	321,880	301,102

TOTAL LIABILITIES AND EQUITY	$1,191,322	$1,187,717